UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   March 30, 2007

AUTO UNDERWRITERS OF AMERICA, INC.
(Exact name of Registrant as specified in its charter)

California	000-11582	94-2915849
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

2670 South White Road, Suite 241 San Jose, CA		95148
(Address of principal executive offices)		(Zip Code)

(408) 270-3587
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3. Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On March 30, 2007, Auto Underwriters of America, Inc. (the “Company”) converted $933,000 of outstanding principal balance (the “Outstanding Amount”) due on certain 9.25% unsecured convertible promissory notes that matured on February 28, 2007 (the “Notes”) into 622,005 shares of the Company’s common stock, determined by dividing the Outstanding Amount by $1.50. Fractional shares were paid in cash. The shares were issued to a limited number of accredited investors.

            The common stock was offered and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption provided by Section 4(2) of the Securities Act and by Rule 506 of Regulation D promulgated thereunder.  The securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.  An appropriate “restricted” legend was placed on the securities.  An NASD-licensed broker dealer served as placement agent in connection with the conversion of the Notes and was paid an investment banking fee of $25,000 in connection with the transaction.

            This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of these securities.  This report is being filed pursuant to and in accordance with Rule 135c of the Securities Act.

Section 5 - Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2007, Michele Clark was appointed Corporate Secretary and elected to the Board of Directors of Auto Underwriters of America, Inc. (the “Company”) to fill an existing vacancy. The Board of Directors of the Company does not currently have any standing Board committees. Ms. Clark has not been involved in any transactions with the Company as that term is defined in Item 404(a) of Regulation S-B, nor is there any arrangement or understanding pursuant to which she was selected as a director. In connection with her election as a director, the Board has granted Ms. Clark 100,000 options to purchase the Company’s common stock pursuant to the Company’s 2004 Stock Option Plan. The exercise price of the option is $2.50 per share. The option will vest at a rate of 1/36 per month beginning March 30, 2007 and expires on March 29, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Auto Underwriters of America, Inc.

Date: April 3, 2007	By: /s/ Dean Antonis
Dean Antonis
President and Treasurer

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